[INSILCO LOGO]

                                                                  EXHIBIT 99 (A)
                                                                  --------------

Excellence in Electronics, Telecommunications and Automotive Components
================================================================================
                                  NEWS RELEASE
================================================================================
FOR IMMEDIATE RELEASE

INVESTORS:   MICHAEL R. ELIA                 MEDIA: MELODYE DEMASTUS
             SR. VICE PRESIDENT & CFO               MELROSE CONSULTING
             (614) 791-3117                         (614) 771-0860





        INSILCO HOLDING CO. REPORTS SOLID SALES AND EBITDA GROWTH FOR ITS
                               FIRST QUARTER 2000


         COLUMBUS, OHIO, MAY 4, 2000 -- INSILCO HOLDING CO. (OTC BULLETIN BOARD:
INSL) today reported substantially higher sales and operating results for its first quarter ended March 31, 2000. The Company said that results for its Taylor Publishing business unit, which was divested in February 2000, are being reported as discontinued operations and are therefore not included in consolidated sales and adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and non-operating items plus regular cash dividends from Thermalex, the Company's 50% owned joint venture). The Company is also providing comparative results including and excluding Romac Metals and McKenica, which were divested in mid-1999.

         The Company reported a 26% increase in first quarter sales for the Company's core automotive and technologies businesses to $141.4 million from $112.3 million recorded last year. Contributing to the double digit sales performance were: increased demand for custom assemblies and precision stampings from electronic and telecommunications Original Equipment Manufacturers (OEMs) and Electronic Manufacturing Service (EMS) providers worldwide; a rebound in demand from heavy equipment manufacturers for specialty heat exchangers; and the benefit of $21.7 million in sales from acquisitions completed after the first quarter 1999. Including sales from divested operations of $8.1 million in the 1999 first quarter, consolidated sales for the current quarter increased 17% from $120.4 million recorded last year.

         Adjusted EBITDA from ongoing operations for the current quarter increased 22% to $19.6 million from $16.1 million recorded last year. The Company reported that consolidated adjusted EBITDA for the current quarter increased 17% to $19.6 million, compared to $16.8 million recorded last year, which included EBITDA of $0.7 million from divested operations. Substantially improved margins on power transformers, wire and cable assemblies, precision stampings, and specialty heat exchangers, as well as the contribution from businesses acquired after the first quarter 1999, all contributed to the strong EBITDA performance.

                                     -more-

BUSINESS DISCUSSION

         The Company's Technologies Group reported 41% sales growth in the current quarter to $78.4 million compared to $55.4 million recorded last year. Sales increased across all product categories, with the strongest demand in precision stampings (up 23%) and wire and cable assemblies (up 16%). First quarter sales also benefited from $14.6 million in sales from acquisitions completed after the 1999 first quarter. Adjusted EBITDA for the Group increased 67% to $11.7 million in the current quarter, compared to $7.0 million recorded last year. Operating margins for power transformers, wire and cable assemblies and precision stampings all increased nicely from a year ago, and the Company's TAT Technology acquisition made a strong contribution to the substantial improvement in operating performance.

         The Company's Automotive Components Group reported sales of $63.0 million for the current quarter, compared to $56.9 million reported last year. First quarter 2000 sales included $7.1 million from the Company's third quarter 1999 acquisition of Thermal Transfer Products, Ltd. Adjusted EBITDA was $8.9 million and $8.2 million for the current and last year's first quarters, respectively. Group results were positively impacted by the contribution from Thermal Transfer and substantially higher margins for specialty heat exchangers, however, the impact was somewhat moderated by lower domestic tubing margins and a mix shift towards lower margin heat exchangers.

CEO COMMENTS

         David A. Kauer, Insilco President and CEO, said, "Favorable market trends across all of our technologies product segments, the full benefit of our 1999 cost restructuring, and a robust economy all contributed to our strong first quarter performance. During the first quarter, we also completed the divestiture of Taylor Publishing and redeployed the sale proceeds into the acquisition of TAT Technology. TAT, a leading Montreal-based wire and cable assembly business serving the rapidly growing telecommunications market, performed well above our expectations for the first quarter and is on track to be a solid contributor for the full year."

         "In our Technologies businesses, we continue to see strong worldwide demand from electronic OEMs and EMS providers and we continue to aggressively reduce our cost structure. In our heat exchanger business, we completed the consolidation of our Duncan, SC tube manufacturing facility into our Montgomery, AL facility and expect improvements from this move to make a positive contribution in the second quarter." Kauer concluded.

REPORTED RESULTS

         The Company reported net income of $39.0 million for its current first quarter, which included $40.2 million attributed to the sale of the Company's Taylor Publishing business unit, compared to a net loss of ($2.4) million recorded a year ago in the first quarter. Income/ (loss) available to common shareholders for the first quarters of 2000 and 1999 was $25.43 and ($1.50) per diluted share, respectively.

         Insilco Holding Co., based in suburban Columbus, Ohio, is a diversified manufacturer of industrial components. The Company's business units serve the telecommunications, electronics, automotive and other industrial markets. The Company had 1999 consolidated revenues in excess of $476 million.

                                     -more-

         The statements made in this press release which are not historical facts may be deemed forward looking statements, and, as such, are subject to certain risks and uncertainties, including statements with respect to: the Company's ability to deliver double digit sales and earnings growth; long-term outlook; growth prospects; the ability to improve operating efficiencies and to further reduce expenses. It is important to note that results could differ materially from those projected in such forward-looking statements. Factors which could cause results to differ materially include, but are not limited to the following: delays in new product introductions, lack of market acceptance for new products, changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, adverse changes in operating performance, changes in interest rates, and adverse economic conditions which could affect the amount of cash available for debt servicing and capital investments. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 1999 and subsequent reports on Form 10Q. Copies of these filings may be obtained by contacting the Company or the SEC.

Investor Relations Contact: Michael R. Elia, (614) 791-3117 or write to Insilco Holding Co., Investor Relations, 425 Metro Place North, Box 7196, Dublin, OH 43017 or call Melodye Demastus, Melrose Consulting (614) 771-0860. You may also visit our web site at http://www.insilco.com.

                             ----------------------

                                TABLES TO FOLLOW

                               INSILCO HOLDING CO.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                   (Amounts in millions except per share data)

                              FOR THE QUARTER ENDED

                                                               Actual
                                                              March 31,
                                                          ----------------
                                                           2000      1999
                                                          ------    ------
Sales                                                     $141.4    $120.4
Cost of sales, excluding depreciation                      105.7      91.5
Selling, general and administrative expenses,
excluding depreciation                                      16.1      15.0
Depreciation and amortization expense                        5.6       4.7
Severance, writedown & other                                 0.9       0.3
                                                          ------    ------
    Operating income                                        13.1       8.9
Interest expense, net                                      (12.4)    (11.3)
Equity in net income of Thermalex                            0.5       1.0
Other income, net                                           (0.2)      0.3
                                                          ------    ------
    Income (loss) before income taxes, discontinued
       operations and extraordinary item                     1.0      (1.1)
Income tax (expense) benefit                                (0.6)      0.6
                                                          ------    ------
    Net income (loss) before discontinued operations         0.4      (0.5)
Income (loss) from discontinued operations, net of tax      40.2      (0.5)
                                                          ------    ------
    Net income (loss)                                       40.6      (1.0)
Preferred stock dividend                                    (1.6)     (1.4)
                                                          ------    ------
    Net income (loss) available to common                 $ 39.0    $ (2.4)
                                                          ======    ======

Regular cash dividend from Thermalex                      $  --     $  2.9
                                                          ======    ======

Earnings before other income, interest, taxes,
depreciation, amortization, and one-time items,
plus regular cash dividend from Thermalex                 $ 19.6    $ 16.8
                                                          ======    ======

Capital expenditures                                      $ (3.5)   $ (3.1)
                                                          ======    ======

Income (loss) per share available to common               $25.43    $(1.50)
                                                          ======    ======

                               INSILCO HOLDING CO.
                                   (Unaudited)
                              (Amounts in millions)

                            SUPPLEMENTAL SEGMENT DATA


                                                        Quarter Ended
                                                           March 31,
                                                  --------------------------
                                                    2000              1999
                                                  --------          --------
SALES
-----
Industrial Businesses:
   Technologies Group                             $   78.4          $   55.4
   Automotive Components                              63.0              56.9
                                                  --------          --------
      Total Industrial Businesses                    141.4             112.3
Other                                                  --                8.1
                                                  --------          --------
      Total Sales                                 $  141.4          $  120.4
                                                  ========          ========

EBITDA
------
Industrial Businesses:
   Technologies Group                             $   11.7          $    7.0
   Automotive Components                               8.9               8.2
                                                  --------          --------
      Total Industrial Businesses                     20.6              15.2
Other                                                  --                0.7
Unallocated Corporate                                 (1.0)             (2.0)
Regular Thermalex Cash Dividend                        --                2.9
                                                  --------          --------
      Total EBITDA                                $   19.6          $   16.8
                                                  ========          ========

SALES GROWTH VS. PRIOR YEAR
---------------------------
Industrial Businesses:
   Technologies Group                                 41.5%
   Automotive Components                              10.7%
                                                  --------
      Total Industrial Businesses                     25.9%
Other
                                                  --------
      Total Sales                                     17.4%
                                                  ========

EBITDA % OF SALES
-----------------
Industrial Businesses:
   Technologies Group                                 14.9%             12.6%
   Automotive Components                              14.1%             14.4%
                                                  --------          --------
      Total Industrial Businesses                     14.6%             13.5%
Other                                                                    8.6%
                                                  --------          --------
      Total EBITDA                                    13.9%             14.0%
                                                  ========          ========

                               INSILCO HOLDING CO.
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                              (Amounts in millions)


                                              March 31,   March 31, December 31,
                                                2000        1999        1999
                                              --------    --------    --------

                                     ASSETS
                                     ------
Current assets:
  Cash and cash equivalents                   $   21.4    $    8.5    $    6.6
  Receivables, net                               103.1        74.0        79.5
  Inventories, net                                67.3        58.0        58.3
  Current portion of deferred taxes                9.6         2.1         9.6
  Net assets of Discontinued Operations            --          7.6         0.2
  Prepaid expenses                                 2.9         3.9         2.7
                                              --------    --------    --------
       Total current assets                      204.3       154.1       156.9

Property, plant and equipment, net               109.4       105.1       109.6
Goodwill, net                                    108.9        24.9        25.7
Deferred taxes                                     --          6.7         7.3
Investment in unconsolidated subsidiaries          5.1         9.9         4.5
Other assets and deferred charges                 18.0        17.8        18.0
                                              --------    --------    --------
       Total assets                           $  445.7    $  318.5    $  322.0
                                              ========    ========    ========



                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------
Current liabilities:
  Accounts payable                            $   49.2    $   35.3    $   39.2
  Accrued expenses and other                      43.5        25.7        24.7
  Accrued interest payable                         3.8         2.6         7.5
  Current portion of deferred taxes               15.0         1.3         1.3
  Current portion of long-term debt                1.3         1.3         1.3
  Current portion of long-term obligations         0.9         1.0         0.9
                                              --------    --------    --------
       Total current liabilities                 113.7        67.2        74.9

Long-term debt                                   439.3       408.9       400.6
Other long-term obligations                       47.2        45.3        45.8
Deferred taxes                                     4.4         --          1.6
Minority interest                                  0.1         --          0.1
Preferred stock                                   41.8        35.5        40.1
Stockholders' deficit                           (200.8)     (238.4)     (241.1)
                                              --------    --------    --------
       Total liabilities and stockholders'
       deficit                                $  445.7    $  318.5    $  322.0
                                              ========    ========    ========